Exhibit 10.1

August 17, 2007

DCTRT Securities Holdco LLC and TRT Lending LLC
c/o Dividend Capital Total Realty Operating Partnership, LP
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Attn: John Biallas

Re:          Termination of Master Repurchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase Agreement dated as of October 26, 2006 (the “Repurchase Agreement”), by and between DCTRT Securities Holdco LLC and TRT Lending LLC (“Sellers”) and JPMorgan Chase Bank, N.A. (“Buyer”).  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Repurchase Agreement.

It is our understanding that you desire to terminate the Repurchase Agreement as of August 17, 2007, conditioned upon the cessation of accrual of the non-usage fee described in Article 3(h) of the Repurchase Agreement as of August 16, 2007.  We hereby notify you that we are in agreement with your request.  By signing this letter below, you (i) waive all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against the Buyer arising under or in respect of the Repurchase Agreement or any other related document and (ii) acknowledge and agree to the termination of the Repurchase Agreement, subject to the terms of this letter.

The termination of the Repurchase Agreement shall in no event be construed as a waiver or modification on our part of any rights and remedies we may have under the Repurchase Agreement, which we may avail of at any time subsequent to the effectiveness of such termination.

Notwithstanding such termination, obligations under the Repurchase Agreement that are intended to survive such terminations including, without limitation, the provisions of Articles 3(m), 3(n) and 3(o), shall remain in full force and effect.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Steven E. Schwartz
	Name:	Steven E. Schwartz
	Title:	Managing Director

Agreed and acknowledged:

DCTRT SECURITIES HOLDCO LLC

By:	Dividend Capital Total Realty
Operating Partnership, LP, a
Delaware limited partnership, its sole
member

	By:	Dividend Capital Total Realty
Trust Inc., a Maryland
corporation, its general partner

		By:	/s/ Troy Bloom
Name: Troy Bloom
Title: Secretary

TRT LENDING LLC

By:	DCTRT Securities Holdco LLC, a Delaware limited liability company, its sole member

	By:	Dividend Capital Total Realty Operating Partnership, LP, a Delaware limited partnership, its sole member

		By:	Dividend Capital Total Realty Trust Inc., a Maryland corporation, its general partner

			By:	/s/ Troy Bloom
				Name:	Troy Bloom
				Title:	Secretary